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                                  EXHIBIT 10.12
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                        Right of First Refusal Agreement

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                        RIGHT OF FIRST REFUSAL AGREEMENT

                                  VYTERIS, INC.
                               13-01 Pollitt Drive
                               Fair Lawn, NJ 07410

                                                                  March 31, 2004


Spencer Trask Ventures, Inc.
535 Madison Avenue, 18th Floor
New York, New York 10022

        Re:     RIGHT OF FIRST REFUSAL


Gentlemen:

        Reference is made to that certain Placement Agency Agreement dated March 19, 2004 (the "Agreement") by and between Spencer Trask Ventures, Inc. (the "Placement Agent") and Vyteris, Inc. (the "Company"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

        The Company hereby grants the Placement Agent, for a period of two (2) years from the First Closing (the "Term"), the irrevocable preferential right of first refusal described below to purchase for the Placement Agent's account or to act as agent for any proposed private offering of the Company's securities by the Company, other than notes or convertible notes to be issued to Spencer Trask Specialty Group, LLC. The Company agrees to offer the Placement Agent the opportunity to purchase or sell such securities on terms no less favorable than it can obtain elsewhere. If within 20 business days of the receipt of such notice of intention and statement of terms the Placement Agent does not accept in writing such offer to purchase such securities or to act as agent with respect to such offering upon the terms proposed, the Company shall be free to negotiate terms with third parties with respect to such offering and to effect such offering on such proposed terms. Before the Company shall accept any proposal materially less favorable to it than as originally proposed to the Placement Agent, the Placement Agent's preferential rights shall be applied, and the procedure set forth above with respect to such modified proposal adopted. The Placement Agent's failure to exercise these preferential rights in any situation shall not affect the Placement Agent's preferential rights to any subsequent offering during the term of the right of first refusal agreement. However, if a proposed financing is not consummated under the conditions set forth above, the right of first refusal shall be reinstated through the Term upon the same terms and conditions as aforesaid.

        The Company represents and warrants that no other person has any right to participate in any offer, sale or distribution of the Company's securities to which the Placement Agent's preferential rights shall apply.

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        If the above accurately reflects our understanding, kindly execute the agreement and return to the undersigned.

                                             Vyteris, Inc.



                                             By: /s/ Michael Mcguinness
                                                 ----------------------
                                             Name:   Michael McGuinness
                                             Title:  Chief Financial Officer



Agreed and Accepted:
Spencer Trask Ventures, Inc.


By: /s/ William P. Dioguardi
    ------------------------
Name: William P. Dioguardi
Title: President


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